Exhibit 99.1

Mullen Reports Q2 2024 Fiscal Quarter Results

Positive stockholders’ equity of $117,414,643 as of March 31, 2024

Company has additional $150 million in capital commitments to support the scaling of commercial EV operations

BREA, Calif., May 14, 2024 -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, today announces financial results for the three and six months ended March 31, 2024, and a business update.

Commenting on the results for the three and six months ended March 31, 2024, and recent Company developments, CEO and chairman David Michery stated,

“Our Company continues to grow despite difficult market conditions, and I am thankful to our team and the effort put forth in getting our EVs into the market and onto U.S. roads. We continue to drive forward and remain laser-focused on scaling our commercial EV business. Today, we announced an additional $150 million in capital commitments to support our commercial EV operations.”

Recent Highlights Include

●	In May 2024, the Company received approval from the Department of Commerce for Foreign Trade Zone status at its Tunica, Mississippi, commercial vehicle manufacturing facility.
●

In May 2024, the Company expanded its retail commercial dealer network with addition of Pritchard EVs and National Auto Fleet Group, adding both national and regional fleet focus in the Midwest and West Coast.

●	In April 2024, Mullen received California Air Resource Board’s (“CARB”) HVIP approval for the Mullen THREE, Class 3 EV truck, providing up to $45,000 in a cash voucher at time of vehicle purchase.
●	In April 2024, the Company received CARB approval on the 2025 Mullen Class 3 EV truck.

Mullen Class 1 and 3 Commercial Vehicles

●	Mullen opened the Dominican Republic and Caribbean markets with Grupo Cavel for commercial EVs and began initial shipment of vehicles in April 2024.
●	Tunica recently built 500th commercial vehicle and continues to build Class 1 and Class 3 vehicles.
●

Mullen announced the completion of a new light-weight service truck body, targeted for utility and municipality customers, for the All-Electric Mullen THREE. The vehicles are available now and were developed in collaboration with Phenix Truck Bodies & Van Equipment and Knapheide Manufacturing.

●

In February 2024, the Company began Class 1 EV cargo van road testing with the integrated solid-state polymer battery pack in Troy, Michigan, with actual road tests resulting in 86% increase in vehicle range, from 110 miles to 205 miles.

●	After successful road testing, Company is moving to production pack design with multiple packs being produced for vehicle-level testing, including environmental and durability.

Bollinger Motors - Oak Park, Michigan

Class 4 – 6 Commercial Vehicles

●

Bollinger recently announced new retail dealers, including LaFontaine Automotive Group, Nacarato Truck Centers, and Nuss Truck and Equipment, covering initial states of Michigan, Florida, Georgia, Kentucky, Maryland and Minnesota.

●	In February, Bollinger received IRS Approval for $40,000 Commercial EV Tax Credit.
●	In January, Bollinger Motors received first vehicle orders for 40 B4, Class 4 EV trucks for a combined total order valued at approximately $6.0 million.
●	The Company expects to begin B4, Class 4 vehicle deliveries in the second half of 2024.

Mullen Consumer Vehicle Program - Irvine, California

Mullen FIVE EV Crossover Program

●

Development and production of the high-performance Mullen FIVE RS (“FIVE RS” or “RS”) limited-edition has been fast-tracked for completion and launch in Q4 2025 in the European market. This vehicle will be a limited production run delivering over 200-plus mph and 1.95 sec 0-60 mph.

●	The Company debuted the high-performance Mullen FIVE RS on Jan. 9, 2024, at CES 2024 in Las Vegas.

Mullen High Energy Facility - Fullerton, California

●

In January 2024, Mullen Advanced Energy, LLC submitted a pre-application to the U.S. Department of Energy (“DOE”) Advanced Technology Vehicles Manufacturing (“ATVM”) Loan Program to support its expansion into domestic battery material processing and manufacturing.

●	In January 2024, The Company submitted a grant funding opportunity to DOE for domestic battery materials processing.
●	The Company opened the Fullerton facility in 2023 and is focused on reducing reliance on foreign battery components.

Solid-State Polymer Battery Pack Update

●

In February 2024, the Company began Class 1 EV cargo van road testing with the integrated solid-state polymer battery pack in Troy, Michigan. Actual road tests resulted in 86% increase in vehicle range, from 110 miles to 205 miles.

●	After successful road testing, Company is moving to production pack design with multiple packs being produced for vehicle-level testing, including environmental and durability.

Financial Results – Three and Six Months Ended March 31, 2024

For the six months ended March 31, 2024, we delivered 362 vehicles valued at $16.3 million. The Company has deferred the revenue and accounts receivable recognition until invoices are paid and the return provision on the vehicles are nullified by the dealer’s sale of vehicle to the end user.

Invoiced during the 6 months ended March 31, 2024 (in thousand dollars)
Type	Units invoiced	Amount invoiced	Cash received	Revenue recognized
Mullen 3 (UU)	131	$8,543.8	$652.2	$—
Urban Delivery (UD1)	231	7,769.4	33.3	33.3
Total	362	$16,313.2	$685.5	$33.3

The total cash spent (Operating and Investing cash flows) for the six months ended March 31, 2024 and 2023, was $120.9 million and $165.0 million, respectively.

	Six months ended March 31,
	2024	2023
Net loss	$(235,355,627)	$(495,369,280)
Non-cash adjustments	135,101,417	424,626,754
Working capital investment	(8,218,766)	3,175,141
Net cash used in operating activities	(108,472,976)	(67,567,385)
Net cash used in investing activities	(12,470,001)	(97,420,097)
Cash spent	$(120,942,977)	$(164,987,482)

The detail of non-cash adjustments to the Consolidated Statements of Cash Flows are as follows:

	Six months ended March 31,
	2024	2023
Non-cash expenses and gains during the period:
Stock-based compensation	$15,609,276	$60,303,367
Revaluation of derivative liabilities	3,106,223	89,221,391
Depreciation and amortization	14,310,450	8,523,682
Issuance of warrants to suppliers	—	6,814,000
Deferred income taxes	(3,891,300)	(901,999)
Other financing costs - initial recognition of derivative liabilities	—	255,960,025
Impairment of goodwill	28,846,832	—
Impairment of right-of-use assets	3,167,608	—
Impairment of intangible assets	73,447,067	—
Non-cash interest and other operating activities	216,021	(1,745,882)
Loss/(gain) on assets disposal	323,865	—
Loss/(gain) on extinguishment of debt	(34,625)	6,452,170
Total	$135,101,417	$424,626,754

We invested an additional $8.2 million and recovered $3.2 million in working capital during the six months ended March 31, 2024 and 2023, respectively. Details of changes in working capital are as follows:

	Six months ended March 31,
	2024	2023
Changes in operating assets and liabilities:
Accounts receivable	$671,750	$—
Inventories	(16,154,711)	—
Prepaids and other assets	(726,490)	(8,271,388)
Accounts payable	9,523,141	8,429,257
Accrued expenses and other liabilities	(77,010)	2,672,040
Right-of-use assets and lease liabilities	(1,455,446)	345,232
Total	$(8,218,766)	$3,175,141

The net loss attributable to common shareholders after preferred dividends was $193.9 million, or $35.83 net loss per share, for the six months ended March 31, 2024, as compared to a net loss attributable to common shareholders after preferred dividends of $483.8 million, or $6,378.47 loss per share, for the six months ended March 31, 2023. Share counts were adjusted retroactively for reverse stock splits. The net loss for the six months ended March 31, 2024, of $193.9 million included impairment charges totaling $105.5 million mainly due to the uncertainty of future fundings required to support the business and decrease of Company's market capitalization. These write-downs include Bollinger goodwill of $28.8 million, intangible assets for Bollinger ($58.3) and ELMS ($15.1) and the write-down of right-of-use assets of $3.2 million.

Turning to our balance sheets and liquidity, we had $5.3 million and $58.5 million of working capital at March 31, 2024, and Sept. 30, 2023, respectively. Adding back derivative liabilities and liability to issue shares (items settled in stock), the numbers increase to $18.3 million and $133.3 million at March 31, 2024, and Sept. 30, 2023, respectively. We had total cash (including cash equivalents and restricted cash) of $29.8 million at March 31, 2024, versus $155.7 million at Sept. 30, 2023.

Current notes payable were $2.7 million and $7.5 million as of March 31, 2024, and Sept. 30, 2023, respectively.  During the quarter ended March 31, 2024, we paid off $4.9 million in current notes payable that was secured by a mortgage on our Tunica, Mississippi, facility.  We now own Tunica and Mishawaka facilities debt free.

Shareholders’ equity was $117.4 million as of March 31, 2024, versus $272.8 million for Sept. 30, 2023. The decrease in stockholders’ equity for the six months ended March 31, 2024, reflects the impairment charges of $105.5 and other operating losses of $129.9 million offset by warrant exercises, stock-based compensation and other equity adjustments.

Following are our unaudited Consolidated Balance Sheets, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the three and six months ended March 31, 2024, and 2023.

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2024	Sept. 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,378,089	$155,267,098
Restricted cash	7,429,572	429,372
Accounts receivable	—	671,750
Inventory	32,961,724	16,807,013
Prepaid expenses and prepaid inventories	26,114,664	24,955,223
TOTAL CURRENT ASSETS	88,884,049	198,130,456

Property, plant, and equipment, net	82,803,852	82,032,785
Intangible assets, net	28,812,583	104,235,249
Related party receivable	—	2,250,489
Right-of-use assets	11,616,450	5,249,417
Goodwill, net	—	28,846,832
Other noncurrent assets	2,002,815	960,502
TOTAL ASSETS	$214,119,749	$421,705,730

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$22,698,645	$13,175,504
Accrued expenses and other current liabilities	43,192,512	41,208,929
Dividends payable	445,205	401,859
Derivative liabilities	5,124,487	64,863,309
Liability to issue shares	7,789,786	9,935,950
Lease liabilities, current portion	1,142,350	2,134,494
Notes payable, current portion	2,717,804	7,461,492
Refundable deposits	429,572	429,372
TOTAL CURRENT LIABILITIES	83,540,361	139,610,909

Liability to issue shares, net of current portion	526,684	1,827,889
Lease liabilities, net of current portion	12,638,061	3,566,922
Deferred tax liability	—	3,891,900
TOTAL LIABILITIES	$96,705,106	$148,897,620

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 127,474,455 preferred shares authorized;
Preferred Series D; 84,572,538 shares authorized; 363,097 and 363,097 shares issued and outstanding at March 31, 2024, and Sept. 30, 2023, respectively (preference in liquidation of $159,000 and $159,000 at March 31, 2024, and Sept. 30, 2023, respectively).	363	363
Preferred Series C; 26,085,378 shares authorized; 1,211,757 and 1,211,757 shares issued and outstanding at March 31, 2024, and Sept. 30, 2023, respectively (preference in liquidation of $10,696,895 and $10,696,895 at March 31, 2024, and Sept. 30, 2023, respectively).	1,212	1,212
Preferred Series A; 83,859 shares authorized; 648 and 648 shares issued and outstanding at March 31, 2024, and Sept. 30, 2023, respectively (preference in liquidation of $836 and $836 at March 31, 2024, and Sept. 30, 2023, respectively).	1	1
Common stock; $0.001 par value; 5,000,000,000 and 5,000,000,000 shares authorized at March 31, 2024, and Sept. 30, 2023, respectively; and 2,871,707 shares issued and outstanding at March 31, 2024, and Sept. 30, 2023, respectively.	7,974	2,872
Additional paid-in capital	2,151,067,184	2,071,110,126
Accumulated deficit	(2,055,988,895)	(1,862,162,037)
TOTAL STOCKHOLDERS' EQUITY ATTRIBUTABLE TO THE COMPANY'S STOCKHOLDERS	95,087,839	208,952,537
Noncontrolling interest	22,326,804	63,855,573
TOTAL STOCKHOLDERS' EQUITY	117,414,643	272,808,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$214,119,749	$421,705,730

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2024	2023	2024	2023
Revenue
Vehicle sales	$33,335	$—	$33,335	$—
Cost of revenues	(13,440)	—	(13,440)	—
Gross profit / (loss)	19,895	—	19,895	—

Operating expenses:
General and administrative	$47,903,692	$47,412,338	$91,137,744	$112,408,349
Research and development	24,023,526	20,478,971	40,193,493	29,100,980
Impairment of goodwill	28,846,832	—	28,846,832	—
Impairment of right-of-use assets	3,167,608	—	3,167,608	—
Impairment of intangible assets	73,447,067	—	73,447,067	—
Loss from operations	(177,368,830)	(67,891,309)	(236,772,849)	(141,509,329)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	—	—	—	(255,960,025)
Gain/(loss) on derivative liability revaluation	3,622,758	(48,439,415)	(3,106,223)	(89,221,391)
Gain/(loss) on extinguishment of debt	34,625	(40,000)	34,625	(6,452,170)
Gain/(loss) on disposal of fixed assets	(449,855)	385,031	(373,865)	385,031
Gain on lease termination	—	—	50,000	—
Interest expense	(259,700)	(1,888,169)	(517,723)	(4,716,258)
Other income, net	893,692	482,405	1,439,108	1,128,286
Net loss before income tax benefit	$(173,527,310)	$(117,391,457)	$(239,246,927)	$(496,345,856)

Income tax benefit	2,165,062	482,922	3,891,300	976,576
Net loss	$(171,362,248)	$(116,908,535)	$(235,355,627)	$(495,369,280)

Net loss attributable to noncontrolling interest	(38,930,288)	(1,995,217)	(41,528,769)	(4,180,176)
Net loss attributable to stockholders	$(132,431,960)	$(114,913,318)	$(193,826,858)	$(491,189,104)

Waived/(accrued) accumulated preferred dividends	(22,043)	8,039,612	(43,346)	7,400,935

Net loss attributable to common stockholders after preferred dividends	$(132,454,003)	$(106,873,706)	$(193,870,204)	$(483,788,169)

Net Loss per Share	$(19.39)	$(1,167.18)	$(35.83)	$(6,378.47)

Weighted average shares outstanding, basic and diluted	6,829,415	91,566	5,410,894	75,847

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(235,355,627)	$(495,369,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	15,609,276	60,303,367
Revaluation of derivative liabilities	3,106,223	89,221,391
Depreciation and amortization	14,310,450	8,523,682
Issuance of warrants to suppliers	—	6,814,000
Deferred income taxes	(3,891,300)	(901,999)
Other financing costs - initial recognition of derivative liabilities	—	255,960,025
Impairment of intangible assets	73,447,067	—
Impairment of goodwill	28,846,832	—
Impairment of right-of-use assets	3,167,608	—
Non-cash interest and other operating activities	216,021	(1,745,882)
Loss/(gain) on assets disposal	323,865	—
Loss/(gain) on extinguishment of debt	(34,625)	6,452,170

Changes in operating assets and liabilities:
Accounts receivable	671,750	—
Inventories	(16,154,711)	—
Prepaids and other assets	(726,490)	(8,271,388)
Accounts payable	9,523,141	8,429,257
Accrued expenses and other liabilities	(77,010)	2,672,040
Right-of-use assets and lease liabilities	(1,455,446)	345,232
Net cash used in operating activities	(108,472,976)	(67,567,385)

Cash Flows from Investing Activities
Purchase of equipment	(12,470,001)	(4,298,563)
Purchase of intangible assets	—	(204,660)
ELMS assets purchase	—	(92,916,874)
Net cash used in investing activities	(12,470,001)	(97,420,097)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	—	150,000,000
Payment of notes payable	(4,945,832)	(460,000)
Reimbursement for over issuance of shares	—	17,819,660
Net cash provided by financing activities	(4,945,832)	167,359,660

Change in cash	(125,888,809)	2,372,178
Cash and restricted cash (in amount of $429,372), beginning of period	155,696,470	84,375,085
Cash and restricted cash (in amount of $7,429,572), ending of period	$29,807,661	$86,747,263

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$37,458	$5,028
Cash paid for income taxes	—	800

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	$59,163,019	$268,713,397
Right-of-use assets obtained in exchange of operating lease liabilities	11,185,901	370,668
Convertible notes and interest - conversion to common stock	—	153,222,236
Reclassification of derivatives to equity upon authorization of sufficient number of shares	—	47,818,882
Common stock issued to extinguish other liabilities	—	10,500,712
Waiver of dividends by stockholders	—	6,872,075
Warrants issued to suppliers	—	6,814,000
Debt conversion to common stock	—	1,096,787
Extinguishment of operational liabilities by sale of property	—	767,626
Extinguishment of financial liabilities by sale of property	—	231,958

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network with the addition of Pritchard EV and National Auto Fleet Group, providing sales and service coverage in key Midwest and West Coast markets. The Company also recently announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to the timing and receipt of the $150 Million capital commitment, whether such funding will be sufficient to meet the needs of the Company and its affiliated entities, the impact to the Company and its shareholders as a result of the anticipated financing , whether the B4, Class 4 vehicle deliveries will occur in the timeline expected, whether development and production of the Mullen FIVE RS will be completed and launched within the anticipated timeframes, whether governmental grant applications submitted by the Company will be successful and the outcome of the integrated solid-state polymer battery packs in vehicle level testing. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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